BroadVision Appoints New CFO; Announces Q4'07 Earnings Release Date

Tuesday January 15

REDWOOD CITY, Calif.--BroadVision, Inc. (OTCBB:BVSN), a global provider of e-business solutions, today announces the appointment of Mr. Shin-Yuan Tzou as Chief Financial Officer. Most recently, Mr. Tzou served as the Company's Chief of Staff, responsible for the company's Sarbanes-Oxley compliance taskforce, successfully streamlining all back-office business processes worldwide across finance, legal, HR, IT, etc. He has also served as the Regional General Manager for the Asia-Pacific-Japan region, heading both Sales and BroadVision Professional Services organizations. Mr. Tzou has been with BroadVision since 1995, won "Most Valuable Player" award in 1997, and has contributed to the design and development of every version of BroadVision's self-service suite as the company's Chief Technology Officer. Prior to BroadVision, Mr. Tzou worked for IBM and Silicon Graphics. He earned his Ph.D. in Computer Science from University of California, Berkeley.

Q4'07 Earnings Release Date

BroadVision also will release its fourth quarter 2007 financial results on Wednesday, February 6, 2008 at approximately 1:30 PM Pacific Time (PT).

Following the financial results, the company will hold an Investor/Analyst conference call at 2:00 PM Pacific Time (PT). Dial in information is: 1-866-463-5401, with pin code 694001#. Callers outside the North America should call 1-212-457-9857 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. During the call Dr. Pehong Chen, President and CEO, and Mr. Shin-Yuan Tzou, CFO, will review financial results and discuss the state of BroadVision's business.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users — including Baker Hughes, BioRad Laboratories, Epson America, Fiat, Hilti, Iberia, ING Bank, Prime Polymer, Renault, Sony, Standard Chartered Bank, Vodafone, and Xerox — rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650-331-1000, email mediarelations@broadvision.com or visit www.broadvision.com.

Contact:
BroadVision, Inc.
Tina Jade Wong, 650-331-3297
Director of Marketing
mediarelations@broadvision.com